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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

- ----------------------------------------------------------------------------------------------------
(dollars in thousands, except for                   Thirteen Weeks Ended    Thirty-nine Weeks Ended
  per share amounts)                              ------------------------  ------------------------
                                                  October 30,  October 31,  October 30,  October 31,
                                                      1994         1993        1994         1993
- ----------------------------------------------------------------------------------------------------
Primary earnings per share

  Net earnings..................................  $     3,913  $     3,291  $     5,805  $     4,204
                                                  ===========  ===========  ===========  ===========
  Weighted average number of
   common shares outstanding
   during period................................   21,529,772   21,415,829   21,451,376   21,376,881

  Additional shares attributable
   to common stock equivalents..................       62,824       82,483       76,655      111,412

  Shares attributable to tax
   effect of restricted stock and
   related deferred compensation................     (400,073)    (344,185)    (396,005)    (318,256)
                                                  -----------  -----------  -----------  -----------
                                                   21,192,523   21,154,127   21,132,026   21,170,037
                                                  ===========  ===========  ===========  ===========
  Earnings per share............................  $      0.18  $      0.16  $      0.27  $      0.20
                                                  ===========  ===========  ===========  ===========

- ----------------------------------------------------------------------------------------------------
Fully diluted earnings per share

  Net earnings..................................  $     3,913  $     3,291  $     5,805  $     4,204
                                                  ===========  ===========  ===========  ===========
  Weighted average number of
   common shares outstanding
   during period................................   21,529,772   21,415,829   21,451,376   21,376,881

  Additional shares attributable
   to common stock equivalents..................       72,275      104,595       76,404      111,328

  Shares attributable to tax
   effect of restricted stock and
   related deferred compensation................     (400,073)    (344,186)    (396,005)    (318,256)
                                                  -----------  -----------  -----------  -----------
                                                   21,201,974   21,176,238   21,131,775   21,169,953
                                                  ===========  ===========  ===========  ===========
  Earnings per share............................  $      0.18  $      0.16  $      0.27  $      0.20
                                                  ===========  ===========  ===========  ===========